EXHIBIT 21


                    GEORGIA-PACIFIC CORPORATION SUBSIDIARIES

         The following table lists each subsidiary of the Registrant as of January 1, 2000 indented under the name of its immediate parent, the percentage of each subsidiary's voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

Each subsidiary is included in the consolidated financial statements of the Registrant.

                                                                                   % of Voting
Name                                                                                Securities    Jurisdiction
----                                                                                ----------    ------------
GEORGIA-PACIFIC CORPORATION                                                              -        GEORGIA
A)    Arbor Property and Casualty Limited                                              100        Bermuda
B)    Arkansas Louisiana & Mississippi Railroad Company                                100        Delaware
C)    Ashley, Drew & Northern Railway Company                                          100        Arkansas
D)    Blue Rapids Railway Company                                                      100        Kansas
E)    Brown Board Holding, Inc.                                                        100        Delaware
F)    Brunswick Pulp & Paper Company                                                   100        Delaware
G)    Brunswick Pulp Land Company, Inc.                                                100        Delaware
H)    CeCorr, Inc.                                                                     100        Indiana
I)    Color-Box, LLC                                                                   100        Delaware
J)    Fordyce and Princeton R. R. Co.                                                  100        Arkansas
K)    G-P Gypsum Corporation                                                           100        Delaware
      1)      KMHC, Incorporated                                                       100        California
              a)    Compania Occidental Mexicana, S.A. de C.V.                          49        Mexico
L)    G-P Receivables, Inc.                                                            100        Delaware
M)    Georgia-Pacific Childcare Center, LLC                                            100        Georgia
N)    Georgia-Pacific Development Company                                              100        Delaware
      1)      Dunes West Joint Venture, A Partnership                                 100 (1)     South Carolina
              a)    Dunes West Recreation Association, Inc.                            100        Delaware
O)    Georgia-Pacific Foreign Holdings, Inc.                                           100        Delaware
P)    Georgia-Pacific Finance, LLC                                                     100        Delaware
Q)    Georgia-Pacific Holdings, Inc.                                                   100        Delaware
R)    Georgia-Pacific Investment Company                                               100        Oregon
S)    Georgia-Pacific Resins, Inc.                                                     100        Delaware
      1)      Maine Timber, Inc.                                                       100        Maine
              a)    Maine Timber REIT, Inc.                                            100        Maine
      2)      Timber, Inc.                                                             100        Delaware
              a)    Timber REIT, Inc.                                                  100        Delaware
T)    Georgia-Pacific Shared Services Corp.                                            100        Delaware
U)    Georgia-Pacific Tissue, LLC                                                      95 (2)     Delaware
      1)      Wisconsin Tissue Management, LLC                                         100        Delaware
V)    Georgia-Pacific West, Inc.                                                       100        Oregon
      1)      Aztec Trading Company, S.A.                                              100        Panama
      2)      Flakeboard, Inc.                                                         100        Oregon
              a)    G-P Flakeboard Company                                              67        Nova Scotia
      3)      GPMF, Inc.                                                               100        Delaware
      4)      G-P Canada Finance Company                                               100        Nova Scotia
      5)      G-P Canada Holdings, Limited                                             100        Nova Scotia
              a)    Beaverwood Finance Company                                         100        Nova Scotia
              b)    Georgia-Pacific Canada, Inc.                                       100        Ontario
                    i)   Flakeboard Canada Incorporated                                100        Nova Scotia
                    ii)  Georgia-Pacific (Barbados), Limited                           100        Barbados
      6)      G-P Latin America, Incorporated                                          100        Barbados

                                                                                   % of Voting
Name                                                                                Securities    Jurisdiction
----                                                                                ----------    ------------
              a)    Inversiones Georgia-Pacific                                       100 (3)
      7)      Georgia-Pacific Asia, Inc.                                              100 (4)     Delaware
              a)    Georgia-Pacific-Asia (H. K.) Limited                               100        Hong Kong
      8)      Georgia-Pacific Building Materials Sales, Ltd.                           100        New Brunswick
      9)      Georgia-Pacific de Mexico, S. de R. L. de C. V.                         100 (5)     Mexico
      10)     Georgia-Pacific Foreign Sales Corporation                                100        Barbados
      11)     Georgia-Pacific Global Corporation                                       100        Oregon
              a)    GPSP, Inc.                                                         100        Delaware
      12)     Georgia-Pacific NZ Holdings, LLC                                         100        Delaware
              a)    G-P Securities Company                                             100        New Zealand
              b)    Georgia-Pacific NZ Company                                         100        New Zealand
      13)     Georgia-Pacific S.A.                                                     100        Switzerland
      14)     Georgia-Pacific U.K. Limited                                             100        England
      15)     Georgia Steamship Company, Inc.                                          100        Delaware
      16)     St. Croix Pulpwood, Limited                                              100        New Brunswick
W)    Georgia Temp, Inc.                                                               100        Delaware
X)    Gloster Southern Railroad Company                                                100        Delaware
Y)    Great Northern Nekoosa Corporation                                               100        Maine
      1)      Chattahoochee Industrial Railroad                                        100        Georgia
      2)      Envases Industriales de Costa Rica, S.A.                                 33.33      Costa Rica
      3)      Fipasa-Fibras Panama, S.A.                                                50        Panama
      4)      Great Southern Paper Company                                             100        Georgia
      5)      Industria Panamena de Papel, S.A.                                         50        Panama
      6)      Leaf River Corporation                                                   100        Delaware
              a)    Leaf River Forest Products, Inc.                                   100        Delaware
                    i)   Old Augusta Railroad Company                                  100        Mississippi
      7)      Nekoosa Packaging Corporation                                            100        Delaware
      8)      Nekoosa Papers Inc.                                                      100        Wisconsin
              a)    Georgia-Pacific Britain, L.L.C.                                   100 (6)     Delaware
Z)    North American Timber Corp.                                                      100        Delaware
AA)   Phoenix Athletic Club, Inc.                                                      100        Georgia
AB)   Saint Croix Water Power Company, The                                             100        New Brunswick
AC)   Southwest Millwork and Specialties, Inc.                                         100        Delaware
      1)      Maderas Howrey S. A. de C. V.                                           100 (7)     Mexico
AD)     Sprague's Falls Manufacturing Company (Limited), The                           100        Canada
AE)   St. Croix Water Power Company                                                    100        Maine
AF)   Thacker Land Company                                                              57        West Virginia
AG)   Tomahawk Land Company                                                            100        Delaware
AH)   Unisource Worldwide, Inc.                                                        100        Delaware
      1)      Alco Realty, Inc.                                                        100        Delaware
              a)    Alco Canada Realty Ltd.                                            100        Canada
                    i)   Braces Properties Corporation                                  50        Canada
      2)      BRT, Inc.                                                                100        Delaware
      3)      Packaging Concepts International Corp.                                   100        New Jersey
      4)      Paper Corporation of North America                                       100        Delaware
              a)    Unisource Canada, Inc.                                             100        Canada
              b)    Unisource Distribudora, S.A. de C.V.                               100        Mexico
                    Servicios Corporativos, Unisource, S.A. de C.V.                    100        Mexico
                    ii)  Unisource del Bajio y Occidente, S.A. de C.V.                 100        Mexico
                    iii) Unisource del Centro, S.A. de C.V.                            100        Mexico
                    iv)  Unisource del Noreste, S.A. de C.V.                           100        Mexico
                    v)   Unisource del Pacifico, S.A. de C.V.                          100        Mexico
                    vi)  Unisource Empaque, S.A. de C.V.                               100        Mexico
      5)      Portfolio Receivables, Inc.                                              100        Delaware
              a)    Portfolio Receivables, LLC                                         100        Delaware
      6)      UniMadison, Inc.                                                         100        Wisconsin

                                                                                   % of Voting
Name                                                                                Securities    Jurisdiction
----                                                                                ----------    ------------
      7)      Unisource Capital Corporation                                            100        Delaware
      8)      The Unisource Corporation                                                100        Texas
      9)      The Unisource Foundation                                                 100        Pennsylvania
      10)     Unisource Holdings, Inc.                                                 100        Delaware
      11)     Unisource International, Inc.                                            100        Delaware
              a)    Unisource International Handelgesellschaft m.b.H.                  100        Austria
              b)    Unisource International Hong Kong Limited                          100        Hong Kong
              c)    Unisource International Limited                                    100        Jamaica
              d)    Unisource International (South East Asia) PTE Limited              100        Singapore
              e)    Unisource Pimsa, S.A. de C.V.                                      100        Mexico
              f)    Unisource Planeacion, S.A. de C.V.                                 100        Mexico
              g)    Unisource Servicos, S.A. de C.V.                                   100        Mexico
      12)     Unisource Realty, Inc.                                                   100        Delaware
      13)     Unisource Sales Corporation                                              100        Delaware
AI)   XRS, Inc.                                                                        100        Delaware


NOTES

(1) 50% of the partnership of Dunes West Joint Venture is owned by Georgia-Pacific Development Company and 50% is owned by Georgia-Pacific Investment Company.

(2) 95% of the partnership of Georgia-Pacific Tissue, LLC is owned by Georgia-Pacific Corporation and the remaining 5% is owned by Wisconsin Tissue Mills, Inc.

(3) 99% of the stock of Inversiones Georgia-Pacific [Group 1 841] is issued to G-P Latin America, Incorporated and the remaining 1% is issued to Georgia-Pacific (Barbados) Limited.

(4) 99.9% of the stock of Georgia-Pacific Asia (H.K) is issued to Georgia-Pacific Asia, Inc. and the remaining 0.1% is issued to Georgia-Pacific Holdings, Inc.

(5) Georgia-Pacific de Mexico, S. de R. L. de C. V. is owned by Georgia-Pacific West, Inc. and Georgia-Pacific Investment Company.

(6) Georgia-Pacific Britain, L.L.C. is owned by Nekoosa Papers, Inc. (90%) and Great Northern Nekoosa Corporation (10%).

(7) 99.6% of Series A stock of Maderas Howrey S. A. de C. V. is issued to Southwest Millwork and Specialties, Inc. and the remaining .4% is issued to Georgia-Pacific Shared Services Corp., Georgia-Pacific Foreign Holdings, Inc., Georgia-Pacific Holdings, Inc. and Georgia-Pacific West, Inc. in equal parts. 100% of Series B stock and 100% of Series C stock of Maderas Howrey S. A. de C. V. are issued to Southwest Millwork and Specialties, Inc.

Each subsidiary is included in the consolidated financial statements of Georgia-Pacific Corporation.